UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: January 24, 2013

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, the board of directors of Calavo Growers, Inc. (Calavo) appointed Michael A. DiGregorio to fill the board position vacated by Mr. Alva Snider, who passed away in May 2012. Mr. DiGregorio has not been appointed to any committees of the board of directors, nor does he have any transactions with related parties which would require disclosure pursuant to Item 404 of Regulation S-K. Mr. DiGregorio will receive the standard director compensation that Calavo provides to its non-employee directors. A description of Calavo’s standard compensation can be found on page 12 of Calavo’s 2012 Proxy Statement, dated March 9, 2012.

Mr. DiGregorio has spent many years in senior financial and operating capacities in domestic and international markets. A CPA by background, he has been CFO of public and private companies, and also as president of two large organizations. 13 of those years were spent working with private equity groups, in which he helped transform underperforming companies and helped add significant market value to these enterprises.

Under applicable Nasdaq rules, Mr. DiGregorio is considered independent. With his appointment, Calavo’s board of directors has a majority of independent directors, as required by Nasdaq Listing Rules 5605(b)(1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.

January 28, 2013	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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